UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2021

Instadose Pharma Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-216292	81-3599639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1545 Crossways Blvd., Suite 250

Chesapeake, Virginia 23320-0210

  (Address of Principal Executive Offices)
(Zip Code)

(800) 701 - 4342

 (Registrant’s telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 23, 2021, the Company was notified by the SEC that it had ordered, pursuant to Section 12(k) of the Securities Exchange Act of 1934, that trading in the securities of the above-listed Company is suspended for the period from 9:30 a.m. EDT on November 24, 2021, through 11:59 p.m. EDT on December 8, 2021.

The Order stated that it appears to the Securities and Exchange Commission that the public interest and the protection of investors require a suspension in the trading of the securities of Instadose Pharma Corp. (“Instadose Pharma”) (CIK No. 0001697587), a Nevada corporation whose principal place of business is listed as Chesapeake, Virginia, because of questions and concerns regarding the adequacy and accuracy of information about Instadose Pharma in the marketplace, including:

(1) significant increases in the stock price and share volume unsupported by the company’s assets and financial information;

(2) trading that may be associated with individuals related to a control person of Instadose Pharma; and

(3) the operations of Instadose Pharma’s Canadian affiliate. As of November 19, 2021, the common stock of Instadose Pharma was quoted and traded on OTC Link whose parent company is OTC Markets Group Inc., under the symbol INSD, had seven market makers, and was eligible for the “piggyback” exception of Rule 15c2- 11(f)(3) of the Securities Exchange Act of 1934 (“Exchange Act”).

The Commission is of the opinion that the public interest and the protection of investors require a suspension of trading in the securities of the above-listed company.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99	Order of Suspension of Trading dated November 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instadose Pharma Corp.

/s/Terry Wilshire

By:  Terry Wilshire, President

November 24, 2021